UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 13, 2019
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market
6.625% Senior Unsecured Notes due 2022	AFHBL	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2019, Atlas Financial Holdings, Inc. (the “Company”) received a delinquency notification letter from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), because the closing bid price of its common shares for the last 30 consecutive business days was below the minimum bid price of $1 per share. The notice does not result in the immediate delisting of the Company’s common shares from Nasdaq.

In order to regain compliance, the closing bid price of the Company’s common shares must be at least $1 per share for a minimum of ten consecutive business days during the compliance period of 180 calendar days from the date of the notice, or December 10, 2019.   The Company will monitor the closing bid price of its common shares and consider available options in the event that the closing bid price of its common shares continues to remain below $1 per share closing bid price. Subject to certain terms and conditions, Nasdaq may grant additional time beyond the initial compliance period for the Company to regain compliance with the minimum bid price requirement. However, there can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other Nasdaq listing requirements.

Item 7.01 Regulation FD Disclosure.

The date of the Company’s 2019 annual general meeting of shareholders has not yet been determined, but the Company anticipates that it will be held some time after June 21, 2019, which is 30 days later than the date of the Company’s 2018 annual general meeting of shareholders (May 22).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: June 19, 2019                    By:    /s/ Paul Romano
     Name:    Paul Romano

Title: Vice President and Chief Financial Officer